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Exhibit 23--CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of AmSouth Bancorporation and in the related Prospectuses of our report dated January 31, 1996, with respect to the consolidated financial statements of AmSouth Bancorporation and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995:

     Form S-8 No. 33-58777 pertaining to the Director Restricted Stock Plan;

     Form S-3 No. 33-55683 pertaining to the Dividend Reinvestment and Common
          Stock Purchase Plan;

     Form S-8 No. 33-52243 pertaining to the assumption by AmSouth
          Bancorporation of FloridaBank Stock Option Plan and FloridaBank Stock Option Plan - 1993;

     Form S-8 No. 33-52113 pertaining to the 1989 Long Term Incentive
          Compensation Plan;

     Form S-3 No. 33-50363 pertaining to the Debt Shelf Registration;

     Form S-8 No. 33-35218 pertaining to the 1989 Long Term Incentive
          Compensation Plan;

     Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation Thrift
          Plan;

     Form S-8 No. 33-9368 pertaining to the Long Term Incentive Compensation
          Plan;

     Form S-8 No. 33-2927 (as amended) pertaining to the Employee Stock Purchase
          Plan;

     Form S-8 No. 2-97464 pertaining to the Long Term Incentive Compensation
          Plan;

     Form S-3 No. 33-35280 pertaining to the Dividend Reinvestment and Common
          Stock Purchase Plan;

     Form S-8 No. 33-19016 pertaining to the Long Term Incentive Compensation
          Plan; and

     Form S-8 No. 33-18653 pertaining to the 1987 Substitute Stock Option Plan.


                                       /s/ Ernst & Young LLP

Birmingham, Alabama
March 22, 1996